    As filed with the Securities and Exchange Commission on February 3, 1999
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 REDDING BANCORP
             (Exact name of registrant as specified in its charter)

                 California                             94-2823865
       ------------------------------         ------------------------------
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)               Identification No.)

            1951 Churn Creek Road
             Redding, California                           96002
       ------------------------------         ------------------------------
            (Address of Principal                       (Zip Code)
             Executive Offices)

                     REDDING BANCORP 1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                                           Copy to:
            LINDA J. MILES                        MICHELLE ROWE HALLSTEN
            Redding Bancorp                     Pillsbury Madison & Sutro LLP
         1951 Churn Creek Road                   400 Capitol Mall, Suite 1700
         Redding, CA 96002                          Sacramento, CA  95814
            (530) 224-3333                             (916) 329-4700
    ------------------------------             ------------------------------
     (Name, address and telephone
     number, including area code,
         of agent for service)


                                CALCULATION OF REGISTRATION FEE
==========================================================================================================
        Title of                   Amount         Proposed Maximum        Proposed            Amount of
      Securities To                 To Be          Offering Price     Maximum Aggregate     Registration
      Be Registered              Registered         per Share(1)      Offering Price(1)          Fee
----------------------------------------------------------------------------------------------------------
Common Stock,
no par value per share              540,000            $ 9.66            $ 5,216,730         $ 1,450.25
==========================================================================================================


(1) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). With respect to the 411,000 shares that are subject to outstanding options to purchase Common Stock under the 1998 Stock Option Plan, the weighted average exercise price is $9.62. With respect to the 129,000 shares of Common Stock available for future grant under the 1998 Stock Option Plan, the per share price was determined by reference to the book value of the Registrant's Common Stock as of December 31, 1998, which was $9.79. The number referenced above in the table entitled "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rule 457(h).

                                -----------------


The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

        * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

        (1) The Registrant's effective Registration Statement on Form 10 under the Securities Exchange Act of 1934, as amended (File No. 0-25135), which contains, among other things, the consolidated financial statements of the Registrant and certain supplementary data for the fiscal year ended December 31, 1997, together with the report thereon of KPMG LLP, independent auditors.

        (2) The description of Registrants' Common Stock contained in the Registrant's Registration Statement on Form 10 under the Securities Exchange Act of 1934, as amended (File No. 0-25135), including any subsequent amendment or report filed for the purpose of updating such information.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.


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
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 317 of the California General Corporation Law provides for the indemnification of officers, directors and other corporate agents, subject to limited exceptions, against liabilities arising by reason of their status or services as an officer, director or corporate agent. The indemnification law of the State of California generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for (i) amounts paid in settling or otherwise disposing of a pending action without court approval, (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval,
(iii) matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified or (iv) other matters specified in the California General Corporation Law.

        Section 12 of Article III of the Registrant's bylaws (Exhibit 3.2 to the Registrant's Form 10 Registration Statement) provides for indemnification of the Registrant's directors, officers, employees and other agents of the Registrant to the extent and under the circumstances permitted by the California General Corporation Law. The Registrant's bylaws also provide that the Registrant shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not the Registrant would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of the Registrant's bylaws.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.


Exhibit
Number                       Exhibit
4.1            Specimen Common Stock Certificate (incorporated herein by
               reference to Exhibit 4.1 to the Registrant's Form 10 Registration
               Statement, File No. 0-25135).

5.1            Opinion regarding legality of securities to be offered.

23.1           Consent of KPMG LLP.

23.2           Consent of Pillsbury Madison & Sutro LLP (included in Exhibit
               5.1).

24.1           Power of Attorney (see page 6).


ITEM 9. UNDERTAKINGS.

                (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
                of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
                the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redding, State of California, on January 19, 1999.

                                 REDDING BANCORP


                                 By /s/ Linda J. Miles
                                   -------------------------------
                                           Linda J. Miles
                                    Executive Vice President and
                                      Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell L. Duclos and Linda J. Miles, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


        Name                                         Title                         Date
        ----                                         -----                         ----
/s/ Russell L. Duclos                      President, Chief Executive        January 19, 1999
------------------------------------       Officer and Director (Principal
Russell L. Duclos                          Executive Officer)


/s/ Linda J. Miles                         Executive Vice President and      January 19, 1999
------------------------------------       Chief Financial Officer and
      Linda J. Miles                       Assistant Secretary (Principal
                                           Financial Officer and
                                           Accounting Officer)

/s/ Robert C. Anderson                     Chairman of the Board             January 19, 1999
------------------------------------
      Robert C. Anderson

        Name                                         Title                         Date
        ----                                         -----                         ----
/s/ Welton L. Carrel                       Director                          January 19, 1999
------------------------------------
      Welton L. Carrel


/s/ John C. Fitzpatrick                    Director                          January 19, 1999
------------------------------------
      John C. Fitzpatrick


/s/ Kenneth R. Gifford, Jr.                Director                          January 19, 1999
------------------------------------
      Kenneth R. Gifford, Jr.


/s/ Harry L. Grashoff, Jr.                 Director                          January 19, 1999
------------------------------------
      Harry L. Grashoff, Jr.


/s/ Richard W. Green                       Director                          January 19, 1999
------------------------------------
      Richard W. Green


/s/ Charles E. Metro                       Director                          January 19, 1999
------------------------------------
      Charles E. Metro


/s/ Eugene L. Nichols                      Director                          January 19, 1999
------------------------------------
      Eugene L. Nichols


/s/ David H. Scott                         Director                          January 19, 1999
------------------------------------
      David H. Scott

                                INDEX TO EXHIBITS


Exhibit
Number                       Exhibit
------                       -------
4.1            Specimen Common Stock Certificate (incorporated herein by
               reference to Exhibit 4.1 to the Registrant's Form 10 Registration
               Statement, File No. 0-25135).

5.1            Opinion regarding legality of securities to be offered.

23.1           Consent of KPMG LLP.

23.2           Consent of Pillsbury Madison & Sutro LLP (included in Exhibit
               5.1).

24.1           Power of Attorney (see page 6).


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